EXHIBIT 4.3

                                                                  Execution Copy

         THIS CO-SALE, VOTING AND PREEMPTIVE RIGHTS AGREEMENT dated as of July 25, 2000, among ALLOU HEALTH & BEAUTY CARE, INC., a Delaware corporation (together with its successors and assigns, the "Company"), and the Stockholders (as defined herein) parties hereto.

         WHEREAS, the Company, all of its subsidiaries and the Mezzanine Lenders are party to the Purchase Agreement (as defined below);

         WHEREAS, in consideration of, and as a condition to, the consummation of the transactions contemplated by the Purchase Agreement, the Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) limiting the manner and terms by which the Stockholder Shares held by the Jacobs Family Holders (as defined below) may be transferred and (ii) granting certain preemptive rights to the Mezzanine Lenders (as defined below); and

         WHEREAS, as a condition to the willingness of RFE to enter into the Purchase Agreement, RFE has required that each Jacobs Family Holder agree, and in order to induce RFE to enter into the Purchase Agreement, each Jacobs Family Holder has agreed, to enter into this Agreement with respect to all the shares of Common Stock now owned and which may hereafter be acquired by any Jacobs Family Holder and any other securities, if any, which any Jacobs Family Holder is entitled to vote at any meeting of the stockholders of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         SECTION 1. DEFINITIONS. As used in this Agreement, certain terms shall have the meaning set forth in Annex I.

         SECTION 2. RESTRICTIONS ON TRANSFER; CO-SALE RIGHT; PREEMPTIVE RIGHTS TO MEZZANINE LENDERS ONLY.

                  (a) Retention of Stock. Each Jacobs Family Holder hereby agrees that no such Jacobs Family Holder shall Transfer any Stockholder Shares held by such Jacobs Family Holder without complying with the provisions hereof. Notwithstanding the foregoing, the prohibitions of Section 2(b) shall not apply to any Transfer of any Stockholder Shares held by a Jacobs Family Holder to a member of the Jacobs Family Holder's Family Group in a transfer which complies with Sections 5 and 6 hereof.

                  (b) Co-Sale Rights with Respect to Stockholder Shares Held by Jacobs Family Holders.

                           (i) Prior to making any Transfer of Stockholder Shares involving, for Victor Jacobs in excess of 88,200 Stockholder Shares, for Herman Jacobs in excess of 44,062 Stockholder Shares, for Jack Jacobs in excess of 44,062 Stockholder Shares, in each case as adjusted for splits, reverse splits, stock dividends, combinations and the like (other than a Transfer permitted under Section 2(a)), any Jacobs Family Holder proposing to make such a Transfer of Stockholder Shares (the "Selling Jacobs Family Holder") shall give at least 15 days'


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         prior  written  notice  (a  "Sale  Notice")  to the  Mezzanine  Lenders
         (collectively, the "Other Stockholders"), which notice shall include the terms and conditions of such proposed Transfer, including the identity of each prospective transferee. Each such Other Stockholder may within 15 days of the receipt of the Sale Notice give written notice (each, a "Tag-Along Notice") to the Selling Jacobs Family Holder that such Other Stockholder wishes to participate in such proposed Transfer and specifying the number of shares of and the class of Stockholder Shares such Other Stockholder desires to include in such proposed Transfer. Any Other Stockholder desiring to participate in such proposed Transfer may include Stockholder Shares in such Other Stockholder's Tag-Along Notice up to the balance of the total number of Stockholder Shares permitted to be included by such Other Stockholder as provided in Section 2(b)(ii). Any shares included in any Tag-Along Notice shall be transferred upon the terms and conditions set forth in the Sale Notice; provided that if any portion of any Warrant is included in any Transfer of Stockholder Shares under this Section 2(b), the purchase price for the Warrant shall be equal to the full purchase price determined hereunder for the shares of Common Stock covered by the portion of the Warrant to be transferred, reduced by the aggregate exercise price for such shares upon exercise of such Warrant. If none of the Other Stockholders gives the Selling Jacobs Family Holder a timely Tag-Along Notice with respect to the Transfer proposed in the Sale Notice, the Selling Jacobs Family Holder may Transfer the Stockholder Shares specified in the Sale Notice for a period of 60 days after expiration of the time period during which the Other Stockholders may exercise their rights under this Section 2(b), on the terms and conditions set forth in the Sale Notice. If one or more Other Stockholders give the Selling Jacobs Family Holder a timely Tag-Along Notice, then the Selling Jacobs Family Holder shall use all reasonable efforts to cause the prospective transferees to agree to acquire all of the Stockholder Shares that are identified in the Tag-Along Notices that have been timely given to the Selling Jacobs Family Holder, upon the same terms and conditions as set forth in the Sale Notice.

                           (ii) If the prospective transferees specified in the Sale Notice are unwilling or unable to acquire all of the shares that are identified in the Tag-Along Notices that have been timely given, the Selling Jacobs Family Holder may then elect either to (A) cancel the proposed Transfer or (B) allocate to itself and to each Other Stockholder which or who has given a timely Tag-Along Notice such Stockholder's Co-Sale Percentage of the aggregate number of shares of each class of Common Stock that the prospective transferees are willing to purchase.

                           For example, if the Sale Notice contemplated a sale of 100 shares of Common Stock by the Selling Jacobs
                           Family Holder, and if the Selling Jacobs Family Holder at such time owns 30% of the Common Stock and if one Other Stockholder elects to participate and owns 5% of the Common Stock, then the Selling Jacobs Family Holder would be entitled to sell 86 shares (rounded up from 85.7) ((30% /35%) x 100 shares) and the Other Stockholder would be entitled to sell 14 shares ((5% /35%) x 100 shares).

                  (c) Limited Equity Preemptive Rights to the Mezzanine Lenders.

                           (i) If the Company authorizes the issuance and sale of any shares of Common Stock or any shares of capital stock or any other securities providing for options or rights to acquire any shares of capital stock (including, without limitation, convertible debt), the Company shall offer to sell to each Mezzanine Lender a portion of such securities equal to the
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         percentage  determined by dividing (1) the total number of  Stockholder
         Shares then held by such Mezzanine Lender, by (2) the number of shares of Common Stock deemed outstanding (before giving effect to such authorized issuance), each on a Fully-Diluted Basis. Each Mezzanine Lender shall be entitled to purchase such securities at the same price and on the same terms as such securities are to be offered, as long as, immediately prior to such issuance, such Mezzanine Lender holds at least 50,000 Stockholder Shares (on a Fully Diluted Basis (as adjusted for splits, reverse splits, stock dividends, combinations and the like)).

                           (ii) Each Mezzanine Lender must elect to exercise its purchase rights hereunder within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof (if known), the total amount of the offering, the payment terms and such Mezzanine Lender's percentage allotment.

                           (iii) Upon the expiration of the offering period set forth in Section 2(c)(ii), the Company shall be free to sell any such stock or securities which the Mezzanine Lenders have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Mezzanine Lenders. Any stock or securities offered or sold by the Company after such 90-day period must be reofferred to the Mezzanine Lenders pursuant to the terms of this Section 2(c).

                           (iv) The provisions of this Section 2(c) shall not apply to (A) capital stock issued in connection with a pro rata stock dividend, stock split or recapitalization, (B) Common Stock or options to acquire Common Stock of the Company (up to an aggregate maximum of 300,000 shares of Common Stock (as adjusted for splits, reverse splits, stock dividends, combinations and the like)) issued during each fiscal year of the Company to officers, directors or employees of the Company or a Subsidiary pursuant to the Stock Option Plans (as defined in the Purchase Agreement), (C) securities issued upon the conversion or exercise of any Common Stock Equivalent specifically listed on the schedules to the Purchase Agreement, (D) additional Warrants issued at a subsequent closing pursuant to the terms of the Purchase Agreement or additional Warrants issued pursuant to Section 2.12.2 of the Purchase Agreement, (E) Common Stock or Common Stock Equivalents issued to the Mezzanine Lenders upon exercise of the Warrants or Common Stock issued in lieu of interest pursuant to the Notes, (F) Common Stock or Common Stock Equivalents issued directly to Persons who were not then stockholders of the Company in consideration for an acquisition by the Company or any Subsidiary of another company or business (whether by merger, stock purchase, asset purchase or otherwise) permitted pursuant to the Purchase Agreement, (G) Common Stock issued in a Qualified
         Public  Offering  and (H)  Common  Stock  issued  as  consideration  to consummate a Permitted Acquisition (as defined in the Purchase Agreement).

         SECTION 3.        VOTING OBLIGATION OF THE JACOBS FAMILY HOLDERS.

                  (a) Voting Agreement. Each Jacobs Family Holder hereby agrees, jointly and severally, that during the period that this Agreement is in effect, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, each Jacobs Family Holder shall vote his, her or its Stockholder Shares (i) in favor of the issuance of the Warrants at the Second RFE Closing and the Subsequent Closing, and the issuance of Warrants referred to Section 2.12.2 of the Purchase Agreement or any of the transactions contemplated by the Purchase Agreement;

and (ii) against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Purchase Agreement or which could result in any of the conditions to the Company's obligations under the Purchase Agreement not being fulfilled. Each Jacobs Family Holder acknowledges receipt and review of a copy of the Purchase Agreement.

                  (b) Irrevocable Proxy. In the event that any Jacobs Family Holder shall fail to comply with the provisions of Section 3(a) hereof (as determined by RFE in its reasonable discretion), each Jacobs Family Holder hereby agrees, jointly and severally, that such failure shall result, without any further action by any Jacobs Family Holder, in the irrevocable appointment of RFE, as his, her or its attorney and proxy pursuant to the provisions of
Section 212(c) of the General Corporation Law of the State of Delaware, with full power of substitution, to vote and otherwise act (by written consent or otherwise with respect to the Stockholder Shares which any Jacobs Family Holder is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, on the matters and in the manner specified in Section 3(a) hereof. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Jacobs Family Holder hereby revokes all other proxies and powers of attorney with respect to the Stockholder Shares which he, she or it may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Jacobs Family Holders with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of each of the Jacobs Family Holders and any obligation of any of the Jacobs Family Holders under this Agreement shall be binding upon the heirs, personal representatives and successors of each of the Jacobs Family Holders.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE JACOBS FAMILY HOLDERS.


                  Each Jacobs Family Holder hereby represents and warrants, jointly and severally, to RFE as follows:

                  (a) Authority Relative to this Agreement. Such Jacobs Family Holder has all necessary power and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Jacobs Family Holder and constitutes a legal, valid and binding obligation of such Jacobs Family Holder, enforceable against such Jacobs Family Holder in accordance with its terms.

                  (b)      No Conflict.

                           (i) The execution and delivery of this Agreement by such Jacobs Family Holder does not, and the performance of this Agreement by such Jacobs Family Holder will not, (A) conflict with or violate any laws, rules or regulations applicable to such Jacobs Family Holder or by which the Stockholder Shares owned by such Jacobs Family Holder are bound or affected or (B) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Stockholder Shares owned by such Jacobs Family Holder pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Jacobs Family Holder is a party or by which such Jacobs Family Holder or the Stockholder Shares owned by such Jacobs Family Holder are bound or affected.

                           (ii) The execution and delivery of this Agreement by such Jacobs Family Holder does not, and the performance of this Agreement by such Jacobs Family Holder shall not, require any commitment, approval, authorization or permit of, or filing with or notification to, any Governmental Authority (as such term is defined in the Purchase Agreement).

                  (c) Title to the Shares. As of the date hereof, the Jacobs Family Holders are the record and beneficial owners of the Stockholder Shares listed on Schedule 4(c) hereto. Such Stockholder Shares are all the securities of the Company owned, either of record or beneficially, by any Jacobs Family Holder. The Stockholder Shares owned by each Jacobs Family Holder are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on any Jacobs Family Holder's voting rights, charges and other encumbrances of any nature whatsoever. Except as provided in this Agreement, no Jacobs Family Holder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the Stockholder Shares owned by such Jacobs Family Holder. As of the date hereof, there is no "Event of Default" under Section 7.1(x) of the Senior Credit Agreement (as defined in the Purchase Agreement).

         SECTION 5. ADDITIONAL RESTRICTIONS ON TRANSFER OF STOCKHOLDER SHARES.

                  (a) Legends. The certificates representing the Stockholder Shares held by the Jacobs Family Holders shall bear a legend substantially in the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, AND CERTAIN VOTING AND OTHER
                  AGREEMENTS SET FORTH IN THE CO-SALE, VOTING AND PREEMPTIVE RIGHTS AGREEMENT AMONG THE CORPORATION AND CERTAIN OF ITS SECURITYHOLDERS. THE HOLDER HEREOF MAY OBTAIN A COPY OF SUCH AGREEMENT WITHOUT CHARGE AT THE CORPORATION'S PRINCIPAL PLACE OF BUSINESS.

                  (b) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such stock for any purpose.

                  (c) Stop Transfer. In order to ensure compliance with the terms hereof, the Company shall require its transfer agent to impose stop transfer restrictions on Stockholder Shares held by the Jacobs Family Holders.

                  (d) Senior Credit Agreement. Each of the Jacobs Family Holders covenants not to Transfer any Stockholder Shares if such Transfer(s), individually or in the aggregate, could reasonably be expect to result in an Event of Default under Section 7.1(x) of the Senior Credit Agreement.

                  (e)   Options.   Notwithstanding   anything  to  the  contrary
contained in the Stock Option Plans (as defined in the Purchase Agreements), none of the Jacobs Family Holders shall Transfer any options thereunder.

         SECTION 6. BINDING EFFECT; JOINDERS; ADDITIONAL SHARES.

                  (a)      Delivery of Joinders.

                           (i) Any transferee of Stockholder Shares from a Jacobs Family Holder (other than a Mezzanine Lender or a transferee in a transaction in which the co-sale rights in Section 2 do not apply or as to which the Mezzanine Lenders have not exercised co-sale rights) shall, as a condition to such Transfer, be deemed a Jacobs Family Holder for purposes of this Agreement and be bound by and subject to the terms and provisions of this Agreement applicable to Jacobs Family Holders, and if not already a signatory to this Agreement as a Jacobs Family Holder, such Person shall execute and deliver to the Company a Jacobs Family Holder Joinder. Without limiting the foregoing, prior to the approval of the matters described in Section 3(a), any transferee of Stockholder Shares from a Jacobs Family Holder shall be bound by the provisions of Sections 3 and 4 hereof.

                           (ii) Any transferee of Stockholder Shares from a Mezzanine Lender and any purchaser of additional Notes and Warrants under the Purchase Agreement shall, as a condition to such Transfer or purchase, be deemed a Mezzanine Lender for purposes of this Agreement and be bound by and subject to the terms and provisions of this Agreement, and if not already a signatory to this Agreement as a Mezzanine Lender, such Person shall execute and deliver to the Company a Mezzanine Lender Joinder.

                  (b) Issuance of Additional Common Stock. In the event that additional shares of Common Stock are issued by the Company to a Stockholder at any time during the term of this Agreement, either directly or upon the exercise or exchange of Common Stock Equivalents, such additional shares of Common Stock shall, as a condition to such issuance, be deemed subject to the terms and provisions of this Agreement.

         SECTION 7. NO CONFLICTING AGREEMENTS. Neither the Company nor any Jacobs Family Holder may enter into any stockholder agreements or arrangements of any kind with any Person on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other stockholders or with Persons that are not parties to this Agreement).

         SECTION 8. FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

         SECTION 9.        TERMINATION.

                  (a) Termination of Agreement Generally. All of the provisions of this Agreement shall terminate and, except as otherwise expressly provided herein, shall be of no further force or effect and shall not be binding upon any party hereto, upon the first to occur of:

                           (i) the dissolution, liquidation or winding-up of the Company, and

                           (ii) the approval of such termination by each of the Company, the holders of a majority of the Stockholder Shares held by all of the Mezzanine Lenders and the holders of a majority of the Stockholder Shares held by all of the Jacobs Family Holders (in each case, on a Fully Diluted Basis).

                  (b) Termination as to a Stockholder. As to any particular Stockholder, this Agreement shall no longer be binding or of further force or effect as to such Stockholder, except as otherwise expressly provided herein, as of the date such Stockholder has transferred all such Stockholder's interest in the Company's securities and each transferee of such securities, if required by this Agreement, shall have become a party hereto; provided, however, that no such termination shall be effective if such Stockholder is in breach of this Agreement immediately before or after giving effect to such Transfer(s).

                  (c) Termination of Section 3. Section 3 shall terminate and be of no further force and effect after the Stockholders of the Company shall have approved the matters described in Section 3(a).

         SECTION 9.        GENERAL PROVISIONS.

                  (a) Amendment, Waiver and Release. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing by the Company and the holders of a majority of the Stockholder Shares then held by the Jacobs Family Holders (calculated on a Fully-Diluted Basis) (other than a modification, amendment or waiver of Section 2(c), as to which the Jacobs Family Holders shall have no approval rights), and the Mezzanine Lenders holding a majority of the Stockholder Shares then held by the Mezzanine Lenders (on a Fully Diluted Basis).

                  (b) Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  (c) Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and, so long as Stockholder Shares are held by such Person, each Person which or who is a Stockholder on the date hereof and each subsequent
Stockholder. None of the provisions hereof shall create, or be construed or deemed to create, any right of employment in favor of any Person by the Company or any of its Subsidiaries. This Agreement is not intended to create any third party beneficiaries.

                  (e) Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  (f) Remedies. The Company and the Stockholders shall be entitled to enforce their rights under this Agreement to recover damages (including reasonable attorneys' fees and costs, whether incurred in litigation, mediation, arbitration, bankruptcy or administrative proceedings or any appeals therefrom) by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The Company and the Stockholders agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

                  (g) Notices. Any notice, report, statement, request, or other communication provided for in this Agreement shall be in writing and shall be either personally delivered, transmitted via telecopier and confirmed by first class mail, mailed registered or certified first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at its address set forth below and to any other recipient at the address indicated on Schedule A hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records and sent by the Company to all other persons entitled to receive notices hereunder, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, when received if transmitted via telecopier, five days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

                  Allou Health & Beauty Care, Inc.
                  50 Enjoy Boulevard
                  Brentwood, NY 11717
                  Attention: David Shamilzadeh
                  Telephone: 631-787-1312
                  Telecopy: 631-273-5318

                  (h) Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED.

                  (i)      Jurisdiction and Venue.

                           (i) Each of the parties hereto hereby irrevocably and unconditionally submits, for himself, herself or itself and its, his or her property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York, New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                           (ii) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent that he, she or it may legally and effectively do so, any objection that he, she or it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement in any New York State or federal court sitting in New York, New York. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                           (iii) Each of the parties further agrees that the mailing of any process required by any such court by certified or registered mail, return receipt requested, to the address for notice herein provided shall constitute valid and lawful service of process against him, her or it, without the necessity for service by any other means provided by law.

                  (j) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (k) Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

                  (l) Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

                  (m) Waiver of Jury Trial. NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANOTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

                                   ALLOU HEALTH & BEAUTY CARE, INC.


                                   By:
                                   Name: David Shamilzadeh
                                   Title: President and Chief Financial Officer

                                   MEZZANINE LENDERS:
                                   -----------------

                                   RFE INVESTMENT PARTNERS VI, L.P.
                                   By: RFE ASSOCIATES VI, LLC
                                          as general partner

                                           By: ______________________________
                                              Name: Howard C. Landis
                                              Title: Managing Member


                                   JACOBS FAMILY HOLDERS:
                                   ---------------------


                                   -------------------------------------
                                   Name:    Victor E. Jacobs

STATE OF                   )
                           :   ss.:
COUNTY OF                  )

         On the ____ day of July, 2000, before me personally came Victor E. Jacobs to me known, who, being by me duly sworn, did depose and say that he resides at ____________________________; and that he is the person whose name is subscribed to the foregoing instrument, and that he executed the same for the purpose and in the capacity therein expressed.

                                            ------------------------------------
                                                      Notary Public

                                      * * *

                                              ----------------------------------
                                                  Name:    Herman Jacobs

STATE OF                   )
                           :   ss.:
COUNTY OF                  )

         On the ____ day of July, 2000, before me personally came Herman Jacobs to me known, who, being by me duly sworn, did depose and say that he resides at ____________________________; and that he is the person whose name is subscribed to the foregoing instrument, and that he executed the same for the purpose and in the capacity therein expressed.

                                            ------------------------------------
                                                              Notary Public

                                      * * *


                                              ----------------------------------
                                                     Name:    Jack Jacobs

STATE OF                   )
                           :   ss.:
COUNTY OF                  )

         On the ____ day of July, 2000, before me personally came Jack Jacobs to me known, who, being by me duly sworn, did depose and say that he resides at ____________________________; and that he is the person whose name is subscribed to the foregoing instrument, and that he executed the same for the purpose and in the capacity therein expressed.

                                            ------------------------------------
                                                        Notary Public

                                                                   Schedule 4(c)


                         RECORD AND BENEFICIAL OWNERSHIP
                         OF JACOBS FAMILY HOLDER SHARES
                         ------------------------------

   ----------------------------------- --------------------------------
   Victor E. Jacobs                    598,500

   ----------------------------------- --------------------------------
   Herman Jacobs                       318,750

   ----------------------------------- --------------------------------
   Jack Jacobs                         318,750

   ----------------------------------- --------------------------------

                                                                         Annex I

                                   DEFINITIONS
                                   -----------

         "Affiliate" means, with respect to any Person, any of (a) a director, officer, manager, member, or partner of such Person, (b) a spouse, parent, sibling or descendant of such Person or a spouse, parent, sibling or descendant of a director, officer, or partner of such Person and (c) any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Co-Sale, Voting and Preemptive Rights Agreement.

         "Common Stock" has the meaning set forth in the Purchase Agreement, as in effect from time to time.

         "Common Stock Equivalent" means a share of Common Stock or the right to acquire, whether or not immediately exercisable, one share of Common Stock, whether evidenced by an option, warrant, convertible security or other instrument or agreement.

         "Company" has the meaning set forth in the caption to this Agreement.

         "Company Charter" means the Restated Certificate of Incorporation of the Company, as amended, supplemented, or otherwise modified from time to time, in each case pursuant to the General Corporation Law of the State of Delaware and as permitted by the Purchase Agreement.

         "Convertible Securities" means any stock or securities convertible into or exchangeable for Common Stock.

         "Co-Sale Percentage" means, with respect to (i) any Selling Jacobs Family Holder or any Other Stockholder which or who has delivered a timely Tag-Along Notice and (ii) the shares of Common Stock which the prospective transferees specified in the applicable Sale Notice are willing to purchase, the fraction, expressed as a percentage, the numerator of which is the number of shares held by such Other Stockholder or Jacobs Family Holder and the denominator of which is the aggregate number of the shares of Common Stock outstanding on a Fully-Diluted Basis.

         "Family Group" means, with respect to any natural Person, (i) such Person, (ii) the spouse and issue of such Person, (iii) the parents of such Person (whether natural or adoptive), (iv) the siblings of such Person (whether natural or adopted), (v) assuming such Person were or is deceased, the descendants of such Person (whether natural or adopted), and (vi) any one or more trusts solely for the benefit of any one or more of the Persons described in clause (i) through clause (v) above.

         "Fully-Diluted Basis" means in the case of (i) any calculation of the number of shares of Common Stock deemed outstanding, that effect is first given to (A) all shares of Common Stock outstanding at the time of determination, (B) all shares of Common Stock issuable upon the exercise of any option, warrant (including the Warrants) or other right outstanding at the time of determination and (C) all shares of Common Stock issuable upon the exercise of any conversion or exchange right contained in any security outstanding at the time of determination that is convertible into or exchangeable for shares of Common Stock; and (ii) any calculation of value, that effect is first given to (A) the securities referred to in clause (i) above and (B) the payment of any consideration payable upon the exercise, conversion or exchange of any option, warrant, security or other right referred to in clause (i) above if such option, warrant (including the Warrants), security or other right were exercisable at the time of determination. For purposes hereof, differences in voting rights between Class A Common Stock and Class B Common Stock shall not be taken into account, and all shares of Common Stock, regardless of class, shall be considered together.

         "Jacobs Family Holder" means each of the Jacobs Family Holders, any Person who is a Jacobs Family Holder within the meaning of Section 4 and any other Person who has executed a Jacobs Family Holder Joinder.

         "Jacobs Family Holder Joinder" means a joinder agreement, substantially in the form of Exhibit A hereto, by which a Person may become a Jacobs Family Holder after the date hereof.

         "Mezzanine Lender" means the Mezzanine Lenders, as of the date hereof, listed on Schedule A attached hereto (both as holders of Warrants, alone, and as holders of Stockholder Shares), and any Person which or who is a Mezzanine Lender within the meaning of Section 4.

         "Mezzanine Lender Joinder" means a joinder agreement, substantially in the form of Exhibit B hereto, by which a Person may become a Mezzanine Lender after the date hereof.

         "Other Stockholders" has the meaning set forth in Section 2(b).

         "Person"  shall  be  construed  broadly  and  shall  include,   without
limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Public Offering" means the sale, in an underwritten public offering registered under the Securities Act, of shares of the Company's Common Stock.

         "Public Sale" means the Sale of any Stockholder Shares as part of a Public Offering or through a broker, dealer or market maker pursuant to Rule 144.

         "Purchase Agreement" means the Senior Subordinated Note and Warrant Purchase Agreement, dated as of the date hereof, between the Company and the purchasers named therein, as in effect from time to time.

         "Qualified Public Offering" means the first underwritten public offering of the Company's Common Stock after the date hereof registered under the Securities Act with (a) net proceeds to the Company of not less than $25 million and (b) such Common Stock being listed or authorized for trading on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market or any successors to any of the foregoing.

         "RFE" means RFE Investment Partners VI, a Delaware limited partnership.

         "Rule 144" means Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, or any successor rules thereto, as the same may be amended or supplemented from time to time.

         "Sale Notice" has the meaning set forth in Section 2(b).

         "Sale of the Company" means the consummation of a Mandatory Repurchase Event, as defined in the Purchase Agreement.

         "Securities Act" means the Securities Act of 1933, as the same may be amended or supplemented from time to time, or any successor statute, and the rules and regulations thereunder, as the same are from time to time in effect.

         "Selling Jacobs Family Holder" has the meaning set forth in Section 2(b)(i).

         "Stockholder" means a Jacobs Family Holder and/or a Mezzanine Lender. For purposes hereof, Mezzanine Lenders are treated as Stockholders both prior to and after exercise of the Warrants and shall be subject to the provisions hereof as to the Warrants (which will be treated as Stockholder Shares), as to the underlying Warrant Shares and as to any shares of Common Stock issued in lieu of interest pursuant to the Notes issued pursuant to the Purchase Agreement.

         "Stockholder Shares" means (i) any Common Stock purchased or otherwise acquired by any Stockholder (including in the case of the Jacobs Family Holders, Common Stock acquired by exercising options granted pursuant to the Company's stock option plans), (ii) any Warrant Shares, (iii) any shares of Common Stock issued in lieu of interest pursuant to the Notes issued pursuant to the Purchase Agreement, and (iv) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clauses (i) - (iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes hereof, the holder of any portion of any Warrant shall be deemed to be a holder of any Stockholder Shares issuable upon exercise of such Warrant and therefore shall be subject to the provisions hereof both as to the Warrants (which will be treated as Stockholder Shares) and as to the underlying Warrant Shares. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been sold through a Public Sale.

         "Subsidiary" means any corporation of which a Person owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

         "Tag-Along Notice" has the meaning set forth in Section 2(b)(i).

         "Transfer" means the direct or indirect sale, transfer, pledge, hypothecation, gift, assignment or other disposition (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of any interest in any Stockholder Share. Without limiting the foregoing, any change in beneficial ownership of a trust described in clause (vi) of the definition of Family Group which will result in less than all of the beneficial or other interests in such trust being held by the Persons described in clauses
(i) - (v) of such definition shall be deemed to be a Transfer.

         "Warrant" means (i) the warrants to purchase shares of Common Stock (subject to adjustment) issued pursuant to the Purchase Agreement (including Warrants issued at a "Second RFE Closing" or "Subsequent Closings" pursuant to the terms of the Purchase Agreement and Warrants issued pursuant to Section
2.12.2 of the Purchase Agreement), and (ii) any equity securities issued or issuable directly or indirectly with respect to the Warrants in connection with a recapitalization, merger, consolidation or other reorganization.

         "Warrant Shares" means any shares of capital stock of the Company issued upon exercise of the Warrants.

                                                                      SCHEDULE A
                                                                      ----------


                              STOCKHOLDER ADDRESSES

MEZZANINE LENDERS:
-----------------

RFE INVESTMENT PARTNERS VI, L.P.
36 Grove Street
New Canaan, CT 06840
Attention:        Mr. Howard C. Landis
Telecopy:         203-966-3109

JACOBS FAMILY HOLDERS:
---------------------

All care of the Company at its address set forth in the Agreement, with a copy to each such person at his or her home address as maintained in the Company's books and records.

                                                                       EXHIBIT A
                                                                       ---------

                          JACOBS FAMILY HOLDER JOINDER

         By execution of this Jacobs Family Holder Joinder, the undersigned agrees to become a party to that certain Co-Sale, Voting and Preemptive Rights Agreement dated as of July 25, 2000, among Allou Health & Beauty Care, Inc., a Delaware corporation, and certain of its securityholders. The undersigned shall have all the rights, and shall observe all the obligations, applicable to a Jacobs Family Holder.

Name:

Address for Notices:




Date:

Signature:

                                                                       EXHIBIT B
                                                                       ---------

                            MEZZANINE LENDER JOINDER

         By execution of this Mezzanine Lender Joinder, the undersigned agrees to become a party to that certain Co-Sale, Voting and Preemptive Rights Agreement dated as of July 25, 2000, among Allou Health & Beauty Care, Inc., a Delaware corporation, and certain of its securityholders. The undersigned shall have all the rights, and shall observe all the obligations, applicable to a Mezzanine Lender.

Name:


Address for Notices:                 with copies to:

_____________________________
_____________________________
_____________________________
_____________________________
_____________________________
                                     Signature:

Date: